Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: May 3, 2017

MEDIA CONTACT:	INVESTOR CONTACTS:
Keith Isbell (918) 573-7308	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Reports First-Quarter 2017 Financial Results

•	1Q 2017 Net Income of $373 Million; Up $438 Million

•	1Q 2017 Adjusted EBITDA of $1.145 Billion, Up 8.4%

•	Williams Partners Announced Agreement to Sell Its Interests in Geismar Plant for $2.1 Billion and to Provide Feedstock to Plant Buyer via Long-Term Supply and Transportation Agreements

•	Williams Analyst Day Set for May 11

TULSA, Okla. – Williams (NYSE: WMB) today announced its financial results for the three months ended March 31, 2017.

Williams Summary Financial Information	1Q
Amounts in millions, except per-share amounts. Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	2017	2016

Unaudited

GAAP Measures
Net income (loss)	$373	($65)
Net income (loss) per share	$0.45	($0.09)
Cash Flow from Operations	$606	$783

Non-GAAP Measures (1)
Adjusted income from continuing operations	$119	$26
Adjusted income from continuing operations per share	$0.14	$0.03
Adjusted EBITDA	$1,145	$1,056
Cash Flow available for Dividends and other uses	$380	$429
Dividend Coverage Ratio	1.53x	0.89x

(1)	Schedules reconciling adjusted income from continuing operations, adjusted EBITDA, Cash Available for Dividends and Dividend Coverage Ratio (non-GAAP measures) are available at www.williams.com and as an attachment to this news release.

First-Quarter 2017 Financial Results

Williams reported unaudited first-quarter 2017 net income attributable to Williams of $373 million, an increase of $438 million over first-quarter 2016. The favorable change was driven by a $254 million increase in investing income, primarily associated with a transaction involving certain joint-venture interests as well as a $171 million improvement in operating income and the absence of $112 million of impairments of equity-method investments in 2016. These favorable changes were partially offset by an increase in income attributable to noncontrolling interests primarily associated with increased income at WPZ and a $35 million increase in the provision for income taxes, driven by higher pre-tax income partially offset by a $127 million benefit from the expected utilization of a capital loss carryover.

Williams reported first-quarter 2017 Cash Flow from Operations (CFFO) of $606 million, a $177 million decrease from first-quarter 2016. The decrease from the prior year is driven by the absence of $198 million of cash received in 2016 associated with minimum volume commitments, which were replaced by contract restructurings that occurred in the latter part of 2016. The prior year also included $80 million of cash received as a milestone payment associated with Transco’s Hillabee expansion project. These unfavorable changes in CFFO were partially offset by improved operating results.

Williams reported first-quarter 2017 Adjusted EBITDA of $1.145 billion, an $89 million increase over first-quarter 2016. The favorable change was driven primarily by a $57 million increase in Adjusted EBITDA from the Williams Partners segment and a $32 million increase in Williams’ Other segment which benefitted from $24 million of higher income associated with a regulatory asset primarily driven by our increased ownership in WPZ.

CEO Perspective

Alan Armstrong, president and chief executive officer, made the following comments:

“We continue to differentiate ourselves with a focused strategy on natural gas infrastructure in support of consistent and sustainable growth in gas volumes. We continue to deliver top quartile EBITDA growth among our peers as we increased year-over-year Adjusted EBITDA for the 14th quarter in a row. This quarter, our growth was delivered despite some significant impacts from third-party outages and more extreme weather in the Rockies area, proving once again the resiliency of our business model.

“Our project teams continued to deliver as we brought on the 1.2 Bcf/D Gulf Trace project ahead of schedule and under budget. That is just one of five Transco pipeline system expansions that we expect to place in service in 2017. Our successful 2016 work to bring the Gunflint and Kodiak tiebacks in service was showcased this quarter by Atlantic-Gulf’s higher volumes and higher fee-based revenues. And our backlog of projects continues to grow as we had a very successful Southeastern Trail open season in the quarter as well.

“We continue to strengthen our foundation for long-term, sustainable growth in our core business, as highlighted by the recently announced agreement to sell our interests in the Geismar olefins facility while gaining a new third party fee-based revenue stream for our Bayou Ethane system. With the expected sale of Geismar, and the sale of our Canadian business in late 2016, we’ll realize around 97 percent of our gross margins coming from predictable, fee-based sources.

“Our consolidation of operating areas from five to three became effective in first-quarter 2017 – not only streamlining our organization, but helping us continue the cost-savings momentum we began in the second quarter of last year. We expect to realize further cost savings through the consolidation of offices and systems.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners and Other. In September 2016, Williams announced organizational changes aiming to simplify our structure, increase direct operational alignment to advance our natural gas-focused strategy, and drive continued focus on customer service and execution. Effective, Jan. 1, 2017, Williams implemented these changes which combined the management of certain of our operations and reduced the overall number of operating areas managed within our business. As a result of this realignment and the sale of our Canadian operations, the Williams NGL & Petchem Services reporting segment has been eliminated and the remaining assets are reported with Other.

Williams	Modified and Adjusted EBITDA
	1Q 2017			1Q 2016
Amounts in millions	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA
Williams Partners	$1,132	($15)	$1,117	$955	$105	$1,060
Other	18	10	28	(37)	33	(4)

Total	$1,150	($5)	$1,145	$918	$138	$1,056

Definitions of modified EBITDA and adjusted EBITDA and schedules reconciling to net income are included in this news release.

Williams Partners Segment

Comprised of our consolidated master limited partnership, WPZ, Williams Partners segment includes gas pipeline and midstream businesses. The gas pipeline business includes interstate natural gas pipelines and pipeline joint project investments. The midstream business provides natural gas gathering, treating, processing and compression services; NGL production, fractionation, storage, marketing and transportation; deepwater production handling and crude oil transportation services; an olefin production business, and is comprised of several wholly owned and partially owned subsidiaries and joint project investments.

Williams Partners reported first-quarter 2017 Modified EBITDA of $1.132 billion, an increase of $177 million from first-quarter 2016. Adjusted EBITDA increased $57 million to $1.117 billion. The favorable change in Modified EBITDA was due primarily to contributions from expansion projects in the Gulf of Mexico and Transco, as well as higher commodity margins and lower operating and maintenance (O&M) and selling, general and administrative (SG&A) expenses. The favorable change also included a net $30 million gain on the early retirement of debt. The increase in Adjusted EBITDA is driven primarily by $37 million higher commodity margins and $30 million lower O&M and SG&A expenses. Partially offsetting these improvements were $30 million lower fee-based revenues driven by lower volumes and prices associated with restructured contracts, partially offset by contributions from expansion projects in the Gulf of Mexico.

Williams Partners’ complete financial results for first-quarter 2017 are provided in the earnings news release issued today by Williams Partners.

Other Segment

Williams’ Other segment reported first-quarter 2017 Modified EBITDA of $18 million, an increase of $55 million from first-quarter 2016. Adjusted EBITDA realized a $32 million improvement to $28 million. The favorable changes in both measures benefited from $24 million of higher income associated with a regulatory asset primarily driven by our increased ownership in WPZ.

Notable Recent Events

On March 30, 2017, Williams Partners announced that it had completed separate transactions with Western Gas Partners, LP (NYSE: WES) (“Western Gas”), Anadarko Petroleum Corporation (NYSE: APC) (“Anadarko”), and Energy Transfer Partners, L.P. (NYSE: ETP) (“Energy Transfer”), and certain of their respective affiliates, for an aggregate cash consideration of $200 million paid to Williams Partners and an increase in Williams’ Partners’ ownership in two Marcellus shale gathering systems, in exchange for Williams Partners’ assignment of interests in certain non-operated Delaware Basin assets.

On April 17, 2017, Williams Partners announced that it has agreed to sell 100 percent of its membership interest in Williams Olefins LLC, which owns an 88.46 percent undivided ownership interest in the Geismar, Louisiana, olefins plant and associated complex, to NOVA Chemicals for $2.1 billion in cash. The transaction is expected to close in summer 2017. Closing is subject to customary closing conditions and regulatory approvals. Additionally, upon closing of the transaction, Williams Partners subsidiaries will enter into long-term supply and transportation agreements with NOVA Chemicals to provide feedstock to the Geismar olefins plant via Williams Partners’ ethane pipeline system in the U.S. Gulf Coast. These agreements will secure a meaningful long-term fee-based revenue stream for Williams Partners.

Williams’ Reduction of Debt Update

Through first-quarter 2017, Williams has reduced its debt by $1.623 billion. As previously announced on Jan. 9, 2017, in conjunction with its financial repositioning plan, Williams expects to have excess cash available to reduce debt throughout 2017 after paying its dividend and other cash requirements. As a result, we expect to reduce Williams’ parent-company debt by approximately $500 million for full-year 2017.

Williams, Williams Partners Analyst Day Set for May 11

Williams and Williams Partners are scheduled to host their 2017 Analyst Day event May 11. During the event, Williams’ management will give in-depth presentations covering all of the partnership’s and company’s energy infrastructure businesses and update certain aspects of its financial guidance. This year’s Analyst Day meeting is scheduled from approximately 8:00 a.m. to 2:00 p.m. EDT.

Presentation slides along with a link to the live webcast will be accessible at www.williams.com the morning of May 11. A replay of the Analyst Day webcast will be available on the website for at least 90 days following the event.

Williams’ First-Quarter 2017 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams’ first-quarter 2017 financial results package will be posted shortly at www.williams.com. The materials will include the analyst package.

Williams and Williams Partners will host a joint Q&A live webcast on Thursday, May 4 at 9:30 a.m. EDT. A limited number of phone lines will be available at (877) 741-4253. International callers should dial (719) 325-4783. The conference ID is 2089672. A link to the webcast, as well as replays of the webcast, will be available for at least 90 days following the event at www.williams.com.

Form 10-Q

The company plans to file its first-quarter 2017 Form 10-Q with the Securities and Exchange Commission (SEC) this week. Once filed, the document will be available on both the SEC and Williams websites.

Non-GAAP Measures

This news release may include certain financial measures – Adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, cash available for dividends and other uses, WMB economic DCF, dividend coverage ratio, and economic coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.

Cash available for dividends and other uses is defined as cash received from our ownership in WPZ and Adjusted EBITDA from our Other segment, less interest, taxes and maintenance capital expenditures associated with our Other segment. We also calculate the ratio of cash available for dividends to the total cash dividends paid (dividend coverage ratio). This measure reflects our cash available for dividends relative to actual cash dividends paid. We further adjust these metrics to include Williams’ proportional share of WPZ’s distributable cash flow in excess of distributions, resulting in WMB economic DCF and economic coverage ratio.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Company’s assets and the cash that the business is generating.

Neither Adjusted EBITDA, adjusted income, or cash available for dividends and other uses are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure connecting U.S. natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 74 percent of Williams Partners L.P. (NYSE: WPZ). Williams Partners is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. With major positions in top U.S. supply basins, Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Expected Levels of cash distributions by Williams Partners L.P. (WPZ) with respect to limited partner interests;

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams, WPZ and their affiliates;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions that we expect;

•	Whether we are able to pay current and expected levels of dividends;

•	Whether WPZ elects to pay expected levels of cash distributions and we elect to pay expected levels of dividends;

•	Whether we will be able to effectively execute our financing plan including the receipt of anticipated levels of proceeds from planned asset sales;

•	Whether we will be able to effectively manage the transition in our board of directors and management as well as successfully execute our business restructuring;

•	Availability of supplies, including lower than anticipated volumes from third parties served by our midstream business, and market demand;

•	Volatility of pricing including the effect of lower than anticipated energy commodity prices and margins;

•	Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and timely execute our capital projects and other investment opportunities in accordance with our forecasted capital expenditures budget;

•	Our ability to successfully expand our facilities and operations;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards, unforeseen interruptions, and the availability of adequate insurance coverage for such interruptions;

•

The impact of existing and future laws, regulations, the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain permits and achieve favorable rate proceeding outcomes;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	Acts of terrorism, including cybersecurity threats and related disruptions;

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on Feb. 22, 2017.

###

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2016*					2017
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$(65)	$(405)	$61	$(15)	$(424)	$373

Income (loss)—diluted earnings (loss) per common share	$(.09)	$(.54)	$.08	$(.02)	$(.57)	$.45

Adjustments:

Williams Partners
Estimated minimum volume commitments	$60	$64	$70	(194)	$—	$15
Impairment of certain assets	—	389	—	22	411	—
Organizational realignment-related costs	—	—	—	24	24	4
Loss related to Canada disposition	—	—	32	2	34	(3)
Severance and related costs	25	—	—	12	37	9
Constitution Pipeline project development costs	—	8	11	9	28	2
Potential rate refunds associated with rate case litigation	15	—	—	—	15	—
ACMP Merger and transition-related expenses	5	—	—	—	5	—
Share of impairment at equity-method investments	—	—	6	19	25	—
Gain on asset retirement	—	—	—	(11)	(11)	—
Geismar Incident adjustment for insurance and timing	—	—	—	(7)	(7)	(9)
Gains from contract settlements and terminations	—	—	—	—	—	(13)
Accrual for loss contingency	—	—	—	—	—	9
Gain on early retirement of debt	—	—	—	—	—	(30)
Expenses associated with strategic asset monetizations	—	—	—	2	2	1

Total Williams Partners adjustments	105	461	119	(122)	563	(15)

Other
Impairment of certain assets	—	406	—	8	414	—
Loss related to Canada disposition	—	—	33	(1)	32	1
Canadian PDH facility project development costs	34	11	16	—	61	—
Gain on sale of certain assets	(10)	—	—	—	(10)	—
Expenses associated with strategic alternatives	6	13	21	7	47	1
Other ACMP Merger and transition-related expenses	2	—	—	—	2	—
Severance and related costs	1	—	—	4	5	—
Expenses associated with Financial Repositioning	—	—	—	—	—	8

Total Other adjustments	33	430	70	18	551	10

Adjustments included in Modified EBITDA	138	891	189	(104)	1,114	(5)

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	112	—	—	318	430	—
Gain on disposition of equity-method investment—Williams Partners	—	—	(27)	—	(27)	(269)
Interest expense related to potential rate refunds associated with rate case litigation—Williams Partners	3	—	—	—	3	—
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	4	4	—
Change in depreciable life associated with organizational realignment—Williams Partners	—	—	—	(16)	(16)	(7)
Interest income on receivable from sale of Venezuela assets—Other	(18)	(18)	—	—	(36)	—
Allocation of adjustments to noncontrolling interests	(83)	(154)	(41)	(76)	(354)	77

	14	(172)	(68)	230	4	(199)
Total adjustments	152	719	121	126	1,118	(204)
Less tax effect for above items	(61)	(202)	(39)	19	(283)	77

Adjustments for tax-related items (1)	—	34	5	—	39	(127)

Adjusted income available to common stockholders	$26	$146	$148	$130	$450	$119

Adjusted diluted earnings per common share	$.03	$.19	$.20	$.17	$.60	$.14

Weighted-average shares—diluted (thousands)	751,040	751,297	751,858	752,818	751,761	826,476

(1)	The second and third quarters of 2016 include a favorable adjustment related to the reversal of a cumulative anticipatory foreign tax credit. The first quarter of 2017 includes an unfavorable adjustment related to the release of a valuation allowance.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

*	Recast due to the elimination of the Williams NGL & Petchem Services segment in the first quarter of 2017.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2016*					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Net income (loss)	$(13)	$(505)	$131	$37	$(350)	$569
Provision (benefit) for income taxes	2	(145)	69	49	(25)	37
Interest expense	291	298	297	293	1,179	280
Equity (earnings) losses	(97)	(101)	(104)	(95)	(397)	(107)
Impairment of equity-method investments	112	—	—	318	430	—
Other investing (income) loss—net	(18)	(18)	(28)	1	(63)	(272)
Proportional Modified EBITDA of equity-method investments	189	191	194	180	754	194
Depreciation and amortization expenses	445	446	435	437	1,763	442
Accretion for asset retirement obligations associated with nonregulated operations	7	8	9	7	31	7

Modified EBITDA	$918	$174	$1,003	$1,227	$3,322	$1,150

Williams Partners	$955	$604	$1,070	$1,235	$3,864	$1,132
Other	(37)	(430)	(67)	(8)	(542)	18

Total Modified EBITDA	$918	$174	$1,003	$1,227	$3,322	$1,150

Adjustments included in Modified EBITDA (1):
Williams Partners	$105	$461	$119	$(122)	$563	$(15)
Other	33	430	70	18	551	10

Total Adjustments included in Modified EBITDA	$138	$891	$189	$(104)	$1,114	$(5)

Adjusted EBITDA:
Williams Partners	$1,060	$1,065	$1,189	$1,113	$4,427	$1,117
Other	(4)	—	3	10	9	28

Total Adjusted EBITDA	$1,056	$1,065	$1,192	$1,123	$4,436	$1,145

(1)	Adjustments by segment are detailed in the “Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income,” which is also included in these materials.
*	Recast due to the elimination of the Williams NGL & Petchem Services segment in the first quarter of 2017.

Dividend Coverage Ratio

(UNAUDITED)

	2016					2017
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Distributions from WPZ (accrued / “as declared” basis) (1)	$513	$513	$522	$597	$2,145	$421

Other Segment Adjusted EBITDA (2)	(14)	(12)	(13)	(4)	(43)	28
Corporate interest	(66)	(67)	(68)	(67)	(268)	(66)

Subtotal	433	434	441	526	1,834	383
WMB cash tax rate	0%	-1%	0%	1%	0%	0%
WMB cash taxes (excludes cash taxes paid by WPZ)	2	3	—	(7)	(2)	—
Other Segment Maintenance Capital	(6)	(4)	—	(1)	(11)	(3)

WMB cash available for dividends and other uses (3)	$429	$433	$441	$518	$1,821	$380
WMB dividends paid	(480)	(481)	(150)	(150)	(1,261)	(248)

Excess cash available after dividends	$(51)	$(48)	$291	$368	$560	$132
Dividend per share	$0.6400	$0.6400	$0.2000	$0.2000	$1.6800	$0.3000
Coverage ratio (1)(4)	0.89	0.90	2.94	3.45	1.44	1.53

Notes:

(1)	Cash distributions for the first quarter of 2016 was increased by $10 million in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios. Cash distributions for the third quarter of 2016 was increased by $150 million in order to exclude the impact of the IDR waiver associated with the sale of the sale of the Canadian operations.
(2)	For periods prior to 2017, includes only former Williams NGL & Petchem Services segment.
(3)	As previously announced, effective with the third quarter of 2016, Williams reduced its regular dividend from $0.64 per share to $0.20 per share to support Williams’ plan to reinvest a portion of the cash available for dividends and other uses into Williams Partners. Effective with the first quarter of 2017, Williams increased its regular dividend from $0.20 per share to $0.30 per share as part of the Financial Repositioning announced in the first quarter of 2017.
(4)	WMB cash available for dividends and other uses / WMB dividends paid.

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2017

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2016*					2017
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$(65)	$(405)	$61	$(15)	$(424)	$373

Income (loss)—diluted earnings (loss) per common share	$(.09)	$(.54)	$.08	$(.02)	$(.57)	$.45

Adjustments:

Williams Partners
Estimated minimum volume commitments	$60	$64	$70	(194)	$—	$15
Impairment of certain assets	—	389	—	22	411	—
Organizational realignment-related costs	—	—	—	24	24	4
Loss related to Canada disposition	—	—	32	2	34	(3)
Severance and related costs	25	—	—	12	37	9
Constitution Pipeline project development costs	—	8	11	9	28	2
Potential rate refunds associated with rate case litigation	15	—	—	—	15	—
ACMP Merger and transition-related expenses	5	—	—	—	5	—
Share of impairment at equity-method investments	—	—	6	19	25	—
Gain on asset retirement	—	—	—	(11)	(11)	—
Geismar Incident adjustment for insurance and timing	—	—	—	(7)	(7)	(9)
Gains from contract settlements and terminations	—	—	—	—	—	(13)
Accrual for loss contingency	—	—	—	—	—	9
Gain on early retirement of debt	—	—	—	—	—	(30)
Expenses associated with strategic asset monetizations	—	—	—	2	2	1

Total Williams Partners adjustments	105	461	119	(122)	563	(15)

Other
Impairment of certain assets	—	406	—	8	414	—
Loss related to Canada disposition	—	—	33	(1)	32	1
Canadian PDH facility project development costs	34	11	16	—	61	—
Gain on sale of certain assets	(10)	—	—	—	(10)	—
Expenses associated with strategic alternatives	6	13	21	7	47	1
Other ACMP Merger and transition-related expenses	2	—	—	—	2	—
Severance and related costs	1	—	—	4	5	—
Expenses associated with Financial Repositioning	—	—	—	—	—	8

Total Other adjustments	33	430	70	18	551	10

Adjustments included in Modified EBITDA	138	891	189	(104)	1,114	(5)

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	112	—	—	318	430	—
Gain on disposition of equity-method investment—Williams Partners	—	—	(27)	—	(27)	(269)
Interest expense related to potential rate refunds associated with rate case litigation—Williams Partners	3	—	—	—	3	—
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	4	4	—
Change in depreciable life associated with organizational realignment—Williams Partners	—	—	—	(16)	(16)	(7)
Interest income on receivable from sale of Venezuela assets—Other	(18)	(18)	—	—	(36)	—
Allocation of adjustments to noncontrolling interests	(83)	(154)	(41)	(76)	(354)	77

	14	(172)	(68)	230	4	(199)
Total adjustments	152	719	121	126	1,118	(204)
Less tax effect for above items	(61)	(202)	(39)	19	(283)	77

Adjustments for tax-related items (1)	—	34	5	—	39	(127)

Adjusted income available to common stockholders	$26	$146	$148	$130	$450	$119

Adjusted diluted earnings per common share	$.03	$.19	$.20	$.17	$.60	$.14

Weighted-average shares—diluted (thousands)	751,040	751,297	751,858	752,818	751,761	826,476

(1)	The second and third quarters of 2016 include a favorable adjustment related to the reversal of a cumulative anticipatory foreign tax credit. The first quarter of 2017 includes an unfavorable adjustment related to the release of a valuation allowance.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

*	Recast due to the elimination of the Williams NGL & Petchem Services segment in the first quarter of 2017.

Consolidated Statement of Operations

(UNAUDITED)

	2016					2017
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$1,229	$1,202	$1,247	$1,493	$5,171	$1,261
Product sales	431	534	658	705	2,328	727

Total revenues	1,660	1,736	1,905	2,198	7,499	1,988

Costs and expenses:
Product costs	318	401	461	545	1,725	579
Operating and maintenance expenses	391	394	394	401	1,580	368
Depreciation and amortization expenses	445	446	435	437	1,763	442
Selling, general, and administrative expenses	221	158	177	167	723	161
Net insurance recoveries—Geismar Incident	—	—	—	(7)	(7)	(9)
Impairment of certain assets	8	802	1	62	873	—
Other (income) expense—net	15	23	92	12	142	14

Total costs and expenses	1,398	2,224	1,560	1,617	6,799	1,555

Operating income (loss)	262	(488)	345	581	700	433
Equity earnings (losses)	97	101	104	95	397	107
Impairment of equity-method investments	(112)	—	—	(318)	(430)	—
Other investing income (loss)—net	18	18	28	(1)	63	272
Interest incurred	(306)	(306)	(304)	(301)	(1,217)	(287)
Interest capitalized	15	8	7	8	38	7
Other income (expense)—net	15	17	20	22	74	74

Income (loss) before income taxes	(11)	(650)	200	86	(375)	606
Provision (benefit) for income taxes	2	(145)	69	49	(25)	37

Net income (loss)	(13)	(505)	131	37	(350)	569
Less: Net income (loss) attributable to noncontrolling interests	52	(100)	70	52	74	196

Net income (loss) attributable to The Williams Companies, Inc.	$(65)	$(405)	$61	$(15)	$(424)	$373

Diluted earnings (loss) per common share:
Net income (loss)	$(.09)	$(.54)	$.08	$(.02)	$(.57)	$.45
Weighted-average number of shares (thousands)	750,322	750,649	751,858	750,954	750,673	826,476
Common shares outstanding at end of period (thousands)	750,484	750,599	750,757	750,934	750,934	826,239
Market price per common share (end of period)	$16.07	$21.63	$30.73	$31.14	$31.14	$29.59
Cash dividends declared per share	$.64	$.64	$.20	$.20	$1.68	$.30

Note:	The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2016*					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Net income (loss)	$(13)	$(505)	$131	$37	$(350)	$569
Provision (benefit) for income taxes	2	(145)	69	49	(25)	37
Interest expense	291	298	297	293	1,179	280
Equity (earnings) losses	(97)	(101)	(104)	(95)	(397)	(107)
Impairment of equity-method investments	112	—	—	318	430	—
Other investing (income) loss—net	(18)	(18)	(28)	1	(63)	(272)
Proportional Modified EBITDA of equity-method investments	189	191	194	180	754	194
Depreciation and amortization expenses	445	446	435	437	1,763	442
Accretion for asset retirement obligations associated with nonregulated operations	7	8	9	7	31	7

Modified EBITDA	$918	$174	$1,003	$1,227	$3,322	$1,150

Williams Partners	$955	$604	$1,070	$1,235	$3,864	$1,132
Other	(37)	(430)	(67)	(8)	(542)	18

Total Modified EBITDA	$918	$174	$1,003	$1,227	$3,322	$1,150

Adjustments included in Modified EBITDA (1):
Williams Partners	$105	$461	$119	$(122)	$563	$(15)
Other	33	430	70	18	551	10

Total Adjustments included in Modified EBITDA	$138	$891	$189	$(104)	$1,114	$(5)

Adjusted EBITDA:
Williams Partners	$1,060	$1,065	$1,189	$1,113	$4,427	$1,117
Other	(4)	—	3	10	9	28

Total Adjusted EBITDA	$1,056	$1,065	$1,192	$1,123	$4,436	$1,145

(1)	Adjustments by segment are detailed in the “Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income,” which is also included in these materials.
*	Recast due to the elimination of the Williams NGL & Petchem Services segment in the first quarter of 2017.

Williams Partners

(UNAUDITED)

	2016					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$1,226	$1,210	$1,252	$1,485	$5,173	$1,256
Product sales	428	530	655	705	2,318	727

Total revenues	1,654	1,740	1,907	2,190	7,491	1,983
Segment costs and expenses:
Product costs	317	403	463	545	1,728	579
Operating and maintenance expenses	374	379	377	386	1,516	353
Selling, general, and administrative expenses	181	139	147	163	630	156
Net insurance recoveries—Geismar Incident	—	—	—	(7)	(7)	(9)
Impairment of certain assets	6	396	1	54	457	—
Other segment costs and expenses	10	10	43	(6)	57	(34)

Total segment costs and expenses	888	1,327	1,031	1,135	4,381	1,045
Proportional Modified EBITDA of equity-method investments	189	191	194	180	754	194

Modified EBITDA	955	604	1,070	1,235	3,864	1,132
Adjustments	105	461	119	(122)	563	(15)

Adjusted EBITDA	$1,060	$1,065	$1,189	$1,113	$4,427	$1,117

Statistics for Operated Assets
Interstate Transmission
Throughput (Tbtu)	1,132.8	983.9	1,040.0	1,073.1	4,229.8	1,158.1
Avg. daily transportation volumes (Tbtu)	12.5	10.8	11.3	11.7	11.6	12.8
Avg. daily firm reserved capacity (Tbtu)	15.0	14.5	14.6	14.7	14.7	15.8

Gathering and Processing
Gathering volumes (Bcf per day)—Consolidated (1)	8.24	8.13	8.39	8.21	8.25	7.86
Gathering volumes (Bcf per day)—Non-consolidated (2)	3.74	3.69	3.67	3.80	3.73	4.10
Plant inlet natural gas volumes (Bcf per day)—Consolidated (1)	3.46	3.40	3.66	3.47	3.50	2.92
Plant inlet natural gas volumes (Bcf per day)—Non-consolidated (2)	0.56	0.54	0.60	0.60	0.57	0.54

Consolidated (1)
Ethane margin ($/gallon)	$.08	$.02	$.06	$—	$.04	$.03
Non-ethane margin ($/gallon)	$.20	$.36	$.25	$.39	$.29	$.45
NGL margin ($/gallon)	$.15	$.20	$.18	$.27	$.20	$.33

Ethane equity sales (Mbbls/d)	22	26	23	15	22	11
Non-ethane equity sales (Mbbls/d)	35	29	40	34	34	29

NGL equity sales (Mbbls/d)	57	55	63	49	56	40

Ethane production (Mbbls/d)	49	61	56	48	54	40
Non-ethane production (Mbbls/d)	103	100	120	107	108	90

NGL production (Mbbls/d)	152	161	176	155	162	130

Non-consolidated (2)
NGL equity sales (Mbbls/d)	5	5	5	5	5	5
NGL production (Mbbls/d)	17	19	21	21	20	21

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	423	391	419	405	1,638	266
Geismar ethylene margin ($/lb) (3)	$.13	$.15	$.21	$.15	$.16	$.19
Canadian propylene sales volumes (million lbs)	33	8	46	—	87	—
Canadian alky feedstock sales volumes (million gallons)	7	2	6	—	15	—

Overland Pipeline Company (2)
NGL transportation volumes (Mbbls)	16,814	18,410	18,535	18,078	71,837	18,338

(1)	Excludes volumes associated with equity-method investments that are not consolidated for financial reporting purposes.
(2)	Includes 100% of the volumes associated with operated equity-method investments.
(3)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Capital Expenditures and Investments

(UNAUDITED)

	2016**					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures:
Williams Partners	$463	$518	$491	$472	$1,944	$509
Other	50	38	17	2	107	2

Total*	$513	$556	$508	$474	$2,051	$511

Purchases of investments:
Williams Partners	$63	$59	$10	$45	$177	$52
Other	—	—	—	—	—	—

Total	$63	$59	$10	$45	$177	$52

Summary:
Williams Partners	$526	$577	$501	$517	$2,121	$561
Other	50	38	17	2	107	2

Total	$576	$615	$518	$519	$2,228	$563

Capital expenditures incurred and purchases of investments:
Increases to property, plant, and equipment	$525	$495	$448	$444	$1,912	$569
Purchases of investments	63	59	10	45	177	52

Total	$588	$554	$458	$489	$2,089	$621

*Increases to property, plant, and equipment	$525	$495	$448	$444	$1,912	$569
Changes in related accounts payable and accrued liabilities	(12)	61	60	30	139	(58)

Capital expenditures	$513	$556	$508	$474	$2,051	$511

**	Recast due to the elimination of the Williams NGL & Petchem Services segment in the first quarter of 2017.

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2016*					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Depreciation and amortization:
Williams Partners	$435	$432	$426	$427	$1,720	$433
Other	10	14	9	10	43	9

Total	$445	$446	$435	$437	$1,763	$442

Other selected financial data:
Cash and cash equivalents	$164	$135	$77	$170		$639
Total assets	$48,807	$48,124	$47,288	$46,835		$47,512
Capital structure:
Debt
Commercial paper	$135	$196	$2	$93		$—
Current	$976	$786	$785	$785		$—
Noncurrent	$23,701	$24,394	$23,932	$22,624		$21,825
Stockholders’ equity	$5,691	$4,830	$4,860	$4,643		$8,444
Debt to debt-plus-stockholders’ equity ratio	81.3%	84.0%	83.6%	83.5%		72.1%

Cash distributions received from interests in:
Williams Partners L.P.
General partner	$15	$216	$224	$78	$533	$—
Limited partner	289	288	289	295	1,161	597

	$304	$504	$513	$373	$1,694	$597

*	Recast due to the elimination of the Williams NGL & Petchem Services segment in the first quarter of 2017

Dividend Coverage Ratio

(UNAUDITED)

	2016					2017
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Distributions from WPZ (accrued / “as declared” basis) (1)	$513	$513	$522	$597	$2,145	$421

Other Segment Adjusted EBITDA (2)	(14)	(12)	(13)	(4)	(43)	28
Corporate interest	(66)	(67)	(68)	(67)	(268)	(66)

Subtotal	433	434	441	526	1,834	383
WMB cash tax rate	0%	-1%	0%	1%	0%	0%
WMB cash taxes (excludes cash taxes paid by WPZ)	2	3	—	(7)	(2)	—
Other Segment Maintenance Capital	(6)	(4)	—	(1)	(11)	(3)

WMB cash available for dividends and other uses (3)	$429	$433	$441	$518	$1,821	$380
WMB dividends paid	(480)	(481)	(150)	(150)	(1,261)	(248)

Excess cash available after dividends	$(51)	$(48)	$291	$368	$560	$132
Dividend per share	$0.6400	$0.6400	$0.2000	$0.2000	$1.6800	$0.3000
Coverage ratio (1)(4)	0.89	0.90	2.94	3.45	1.44	1.53

Notes:

(1)	Cash distributions for the first quarter of 2016 was increased by $10 million in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios. Cash distributions for the third quarter of 2016 was increased by $150 million in order to exclude the impact of the IDR waiver associated with the sale of the Canadian operations.
(2)	For periods prior to 2017, includes only former Williams NGL & Petchem Services segment.
(3)	As previously announced, effective with the third quarter of 2016, Williams reduced its regular dividend from $0.64 per share to $0.20 per share to support Williams’ plan to reinvest a portion of the cash available for dividends and other uses into Williams Partners. Effective with the first quarter of 2017, Williams increased its regular dividend from $0.20 per share to $0.30 per share as part of the Financial Repositioning announced in the first quarter of 2017.
(4)	WMB cash available for dividends and other uses / WMB dividends paid.